As filed with the U.S. Securities and Exchange Commission on September 7, 2004

Registration No. 333-118644

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3/A

(PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Petróleo Brasileiro S.A. – Petrobras	Petrobras International Finance Company

(Exact name of each registrant as specified in its charter)

Brazilian Petroleum Corporation – Petrobras	Not Applicable

(Translation of registrant’s name into English)

The Federative Republic of Brazil	Cayman Islands

(Jurisdiction of incorporation or organization)

Not Applicable	Not Applicable

(I.R.S. employer identification number)

Avenida República do Chile, 65 20035-900 – Rio de Janeiro – RJ, Brazil (55-21) 2534-4477	Anderson Square Building, P.O. Box 714 George Town, Grand Cayman Cayman Islands, B.W.I. (55-21) 2534-1410

(Address and telephone number of registrant’s principal executive offices)

Petróleo Brasileiro S.A. – Petrobras 570 Lexington Avenue, 43rd Floor New York, NY 10022 (212) 829-1517	Petróleo Brasileiro S.A. – Petrobras 1330 Avenue of the Americas, 16th Floor New York, NY 10019-5422 (212) 829-1517

(Name, address and telephone number of agent for service)

Copy to:

Nicolas Grabar, Esq.

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, NY 10006

(212) 225-2414

Approximate date of commencement of proposed sale to the public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by the registrants and any underwriters or agents in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing exhibits to the Registration Statement, and no changes or additions are being made hereby to the Prospectus which forms part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

Our by-laws require us to defend our senior management in administrative and legal proceedings and to maintain insurance coverage to protect senior management from liability arising from the performance of senior manager’s functions. The policy reimburses losses and expenses incurred by us due to wrongful acts of our directors and officers, such as breach of duty, neglect, error, misstatement, misleading statements, omission or acts by our directors and officers in the performance of their position, or any matter claimed against them solely by reason of their functions or positions, including the purchase or sale of our securities. Coverage includes the advancement of defense costs.

Item 9.    Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Warrants.†

1.3	Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory Convertible Securities.†

4.1	Deposit Agreement, dated as of July 14, 2000, among Petrobras, Citibank N.A., as depositary, and registered holders and beneficial owners from time to time of the American depositary shares, representing the common shares of Petrobras.*

4.2	Amended and Restated Deposit Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares, representing the preferred shares of Petrobras.*

4.3	Amendment No. 1, dated as of March 23, 2001, to the Amended and Restated Deposit Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares representing the preferred shares of Petrobras.*

4.4	Indenture, dated as of July 19, 2002, between Petrobras and JPMorgan Chase Bank, as Trustee .*

4.5	Indenture, dated as of July 19, 2002, between PIFCo and JPMorgan Chase Bank, as Trustee.*

4.6	First Supplemental Indenture, dated as of March 31, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 9.00% Global Step-Up Notes due 2008.*

4.7	Second Supplemental Indenture, dated as of July 2, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 9.125% Global Notes due 2013.*

4.8	Amended and Restated Second Supplemental Indenture, initially dated as of July 2, 2003, as amended and restated as of September 18, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 9.125% Global Notes due 2013.*

4.9	Third Supplemental Indenture, dated as of December 10, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 8.375% Global Notes due 2018.*

4.10	Form of Debt Security (included in Exhibits 4.4 and 4.5).*

4.11	Form of Mandatory Convertible Security.†

4.12	Amended By-laws of Petrobras (together with an English translation).*

4.13	Memorandum and Articles of Association of PIFCo.*

4.14	Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.†

4.15	Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.†

4.16	Form of Debt Warrant Agreement between PIFCo and the Warrant Agent, including a Debt Warrant Certificate.†

4.17	Standby Purchase Agreement dated as of March 31, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.18	Standby Purchase Agreement dated as of July 2, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.19	Amended and Restated Standby Purchase Agreement initially dated as of July 2, 2003, as amended and restated as of September 18, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.20	Standby Purchase Agreement dated as of December 10, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.21	Form of Petrobras Guarantee (included in Exhibit 4.5).*

5.1	Opinion of Souza, Cescon Avedissian, Barrieu e Flesch – Advogados, with respect to the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements.*

5.2	Opinion of Walkers, with respect to the validity of the debt securities and debt warrants of PIFCo.*

5.3	Opinion of Cleary, Gottlieb, Steen & Hamilton, with respect to the validity of the debt securities and warrants.

12.1	Statement as to Computation of Ratio to Earnings to Fixed Charges of Petrobras.*

12.2	Statement as to Computation of Ratio of Earnings to Fixed Charges of PIFCo.*

15.1	Letter of Ernst & Young Auditores Independentes S/S concerning unaudited interim financial information of Petrobras and PIFCo.*

23.1	Consent of Ernst & Young Auditores Independentes S/S.*

23.2	Consent of PricewaterhouseCoopers Auditores Independentes.*

23.3	Consent of Souza, Cescon Avedissian, Barrieu e Flesch – Advogados (included in Exhibit 5.1). *

23.4		Consent of Walkers (included in Exhibit 5.2).*

23.5		Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.3).

23.6		Consent of DeGolyer and MacNaughton.*

23.7		Consent of Gaffney, Cline and Associates.*

24.1		Power of Attorney.*

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank with respect to Petrobras Indenture.*

25.2		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank with respect to PIFCo Indenture.*

*		Previously filed.

*	*

Exhibits 4.17, 4.18, 4.19 and 4.20 were previously filed as Exhibits to PIFCO’s Annual Report on Form 20-F (File No. 333-14168), as filed on June 30, 2004 and amended on July 26, 2004, and are incorporated by reference herein.

†

To be filed by amendment or incorporated by reference. Petrobras and/or PIFCo will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10.    Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X promulgated by the Securities and Exchange Commission if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Petróleo Brasileiro S.A. – Petrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 7, 2004 in the City of Rio de Janeiro, Brazil.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:	/s/ J.S. GABRIELLI DE AZEVEDO
Name: J.S. GABRIELLI DE AZEVEDO
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities and on September 7, 2004.

Signature	Title
/s/ DILMA VANA ROUSSEFF DILMA VANA ROUSSEFF	Chairman of the Board of Directors

* JOSÉ EDUARDO DE BARROS DUTRA	Director and President (Principal Executive Officer)

/s/ J.S. GABRIELLI DE AZEVEDO J.S. GABRIELLI DE AZEVEDO	Chief Financial Officer and Investor Relations Officer (Principal Financial Officer)

* MARCOS ANTONIO SILVA MENEZES	Chief Accounting Officer (Principal Accounting Officer)

* JACQUES WAGNER	Director

* ANTONIO PALOCCI FILHO	Director

* GLEUBER VIEIRA	Director

* ARTHUR ANTONIO SENDAS	Director

* CLAUDIO LUIZ DA SILVA HADDAD	Director

* JORGE GERDAU JOHANNPETER	Director

/s/ THEODORE HELMS THEODORE HELMS	Authorized U.S. Representative

* By:	/s/ J.S. GABRIELLI DE AZEVEDO
Name:	J.S. GABRIELLI DE AZEVEDO
Title:	Chief Financial Officer (Principal Financial Officer) and Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Petrobras International Finance Company - PIFCo certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 7, 2004 in the City of Rio de Janeiro, Brazil.

PETROBRAS INTERNATIONAL FINANCE COMPANY - PIFCo

By:	/s/ ALMIR GUILHERME BARBASSA
	Name:	Almir Guilherme Barbassa
	Title:	Chairman of the Board Directors, PIFCo

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities and on September 7, 2004.

Signature	Title

/s/ ALMIR GUILHERME BARBASSA ALMIR GUILHERME BARBASSA	Chairman of the Board Directors, PIFCo

/s/ MARCOS ANTONIO SILVA MENEZES MARCOS ANTONIO SILVA MENEZES	Director, PIFCo

/s/ NILO CARVALHO VIEIRA FILHO NILO CARVALHO VIEIRA FILHO	Director, PIFCo

/s/ DANIEL LIMA DE OLIVEIRA DANIEL LIMA DE OLIVEIRA	Financial Manager, PIFCo (Principal Financial Officer)

/s/ MARIÂNGELA MONTEIRO TIZATTO MARIÂNGELA MONTEIRO TIZATTO	Accounting Manager, PIFCo (Principal Accounting Officer)

/s/ THEODORE HELMS THEODORE HELMS	Authorized U.S. Representative, PIFCo

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Warrants.†

1.3	Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory Convertible Securities.†

4.1	Deposit Agreement, dated as of July 14, 2000, among Petrobras, Citibank N.A., as depositary, and registered holders and beneficial owners from time to time of the American depositary shares, representing the common shares of Petrobras.*

4.2	Amended and Restated Deposit Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares, representing the preferred shares of Petrobras.*

4.3	Amendment No. 1, dated as of March 23, 2001, to the Amended and Restated Deposit Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares representing the preferred shares of Petrobras.*

4.4	Indenture, dated as of July 19, 2002, between Petrobras and JPMorgan Chase Bank, as Trustee.*

4.5	Indenture, dated as of July 19, 2002, between PIFCo and JPMorgan Chase Bank, as Trustee.*

4.6	First Supplemental Indenture, dated as of March 31, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 9.00% Global Step-Up Notes due 2008.*

4.7	Second Supplemental Indenture, dated as of July 2, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 9.125% Global Notes due 2013.*

4.8	Amended and Restated Second Supplemental Indenture, initially dated as of July 2, 2003, as amended and restated as of September 18, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 9.125% Global Notes due 2013.*

4.9	Third Supplemental Indenture, dated as of December 10, 2003, between PIFCo and JPMorgan Chase Bank, as Trustee, relating to the 8.375% Global Notes due 2018.*

4.10	Form of Debt Security (included in Exhibits 4.4 and 4.5).*

4.11	Form of Mandatory Convertible Security.†

4.12	Amended By-laws of Petrobras (together with an English translation).*

4.13	Memorandum and Articles of Association of PIFCo.*

4.14	Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.†

4.15	Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.†

4.16	Form of Debt Warrant Agreement between PIFCo and the Warrant Agent, including a Debt Warrant Certificate.†

4.17	Standby Purchase Agreement dated as of March 31, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.18	Standby Purchase Agreement dated as of July 2, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.19	Amended and Restated Standby Purchase Agreement initially dated as of July 2, 2003, as amended and restated as of September 18, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.20	Standby Purchase Agreement dated as of December 10, 2003, between Petróleo Brasileiro S.A.—Petrobras and JPMorgan Chase Bank, as Trustee.**

4.21	Form of Petrobras Guarantee (included in Exhibit 4.5).*

5.1	Opinion of Souza, Cescon Avedissian, Barrieu e Flesch – Advogados, with respect to the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements.*

5.2	Opinion of Walkers, with respect to the validity of the debt securities and debt warrants of PIFCo.*

5.3	Opinion of Cleary, Gottlieb, Steen & Hamilton, with respect to the validity of the debt securities and warrants.

12.1	Statement as to Computation of Ratio to Earnings to Fixed Charges of Petrobras.*

12.2	Statement as to Computation of Ratio of Earnings to Fixed Charges of PIFCo.*

15.1	Letter of Ernst & Young Auditores Independentes S/S concerning unaudited interim financial information of Petrobras and PIFCo.*

23.1	Consent of Ernst & Young Auditores Independentes S/S.*

23.2	Consent of PricewaterhouseCoopers Auditores Independentes.*

23.3	Consent of Souza, Cescon Avedissian, Barrieu e Flesch – Advogados (included in Exhibit 5.1). *

23.4	Consent of Walkers (included in Exhibit 5.2).*

23.5	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.3).

23.6	Consent of DeGolyer and MacNaughton.*

23.7	Consent of Gaffney, Cline and Associates.*

24.1	Power of Attorney.*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank with respect to Petrobras Indenture.*

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank with respect to PIFCo Indenture.*

*	Previously filed.

**	Exhibits 4.17, 4.18, 4.19 and 4.20 were previously filed as Exhibits to PIFCO’s Annual Report on Form 20-F (File No. 333-14168), as filed on June 30, 2004 and amended on July 26, 2004, and are incorporated by reference herein.

†	To be filed by amendment or incorporated by reference. Petrobras and/or PIFCo will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.